UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	April 20, 2005
Date of earliest event reported:	April 14, 2005

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road Itasca, Illinois 60143 (Address of principal executive offices) (Zip Code)

(630) 773-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01- Entry Into Material Definitive Agreement.

Employment Agreement between OfficeMax Incorporated and Sam Duncan.

On April 14, 2005, OfficeMax Incorporated (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Sam Duncan (the “Executive”) to serve as the Company’s Chief Executive Officer and President.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Employment Agreement, included as Exhibit 10.1 to this filing.  Exhibit 10.1 is incorporated by reference into this Item 1.01.

Term.  The Employment Agreement provides that the Executive’s employment will commence on April 18, 2005 (the “Effective Date”) and end on April 17, 2008 (the “Term”).  On the last date of the Term, and on each anniversary thereof, the Term shall be automatically extended for an additional one-year period, unless either party provides the other party at least 90 days prior written notice of non-renewal.  During the Term, the Executive will be based at the Company’s headquarters in Itasca, Illinois.

Base Salary.  During the Term, the Executive will receive an annual base salary of $850,000, payable in accordance with the Company’s regular payroll practices for senior executives, subject to periodic review by the Compensation Committee of the Company’s Board of Directors (the “Board”) for possible increase.

Director.  As of the Effective Date, or as soon thereafter as practicable, the Company shall cause the Executive to be elected to the Company’s Board, to serve as a member of the class with a term expiring in 2006.  Thereafter, while the Executive is employed during the Term, the Company shall cause the Executive to be included in the slate of persons nominated to serve as directors on the Board following the end of each term of the Executive’s service as a director.

Bonuses.  The Executive will be eligible for the following bonuses:

•                  Sign-On Bonus.  If, within 60 days following the Effective Date, the Executive’s prior employer rescinds the Executive’s 2004 bonus in the amount of $400,557 (the “2004 Bonus”), the Company will pay the Executive a sign-on bonus in the amount of the 2004 Bonus.  If the 2004 Bonus is reinstated, the Executive will repay the sign-on bonus to the Company.

•                  Annual Incentive Award.  During the Term, the Executive will participate in the Company’s annual cash incentive compensation plans.  Awards under these plans are granted pursuant to the OfficeMax Incentive and Performance Plan (the “OMIPP”).  Under these plans, the Executive will be eligible to receive specified percentages of his base salary if targets and performance measures set by the Compensation Committee of the Board are achieved.  The Executive’s annual target cash incentive shall equal at least 100% of his annual base salary in effect at the beginning of the applicable fiscal year, with a maximum potential award equal to 225% of his annual base salary.  The performance measures applicable to the Company’s 2005 Annual Incentive Plan are: sales growth, return on sales and EBIT dollars.

Option Grants.

•                  Initial Option Grant. – As soon as practicable following the Effective Date, the Executive shall be granted a ten-year nonqualified option (the “Initial Option”) to purchase 70,000 shares of the Company’s common stock.  Certain characteristics of the Initial Option are described below under “Nonstatutory Stock Option Award Agreement Relating to Initial Option.”

•                  Other Option Grant. – In addition, as soon as practicable following the Effective Date, the Executive shall be granted an additional 10-year nonqualified option (the “Other Option”) to purchase 180,000 shares of the Company’s common stock.  Certain characteristics of the Other Option are described below under “Nonstatutory Stock Option Award Agreement Relating to Other Option.”

Restricted Stock Unit Grants.

•                  Initial Restricted Stock Units - As soon as practicable following the Effective Date, the Executive shall be granted an aggregate of 35,000 restricted stock units (“Initial Restricted Stock Units”).  Certain characteristics of the Initial Restricted Stock Units are described below under “Restricted Stock Unit Award Agreement Between the Company and Sam Duncan Relating to Initial Restricted Stock Units.”

•                  Other Restricted Stock Units – As soon as practicable following the Effective Date, the Executive shall be granted an additional aggregate of 15,000 restricted stock units under the Plan (such units, together with any additional units credited under the Employment Agreement, the “Other Restricted Stock Units”).  Certain characteristics of the Other Restricted Stock Units are described below under “Restricted Stock Unit Award Agreement Between the Company and Sam Duncan Relating to Other Restricted Stock Units.”

Other Long-Term Incentive Compensation.  Commencing with the Company’s 2006 fiscal year and annually thereafter while the Executive is employed during the Term, the Company shall grant to the Executive long-term incentive compensation awards (which may consist of equity awards, long-term cash awards or other forms of long-term incentive compensation, and shall have such other terms and conditions, as determined by the Compensation Committee) with a present value (as determined by the Compensation Committee) approximately equal to 350% of the Executive’s then-current annual base salary.

Employee Benefits. During the Term, the Executive will be entitled to participate in the Company’s retirement plans, its fringe benefit and perquisite programs and welfare benefits plans and programs on the same terms as other senior officers of the Company.

The Executive will receive certain other specific benefits under his Agreement, including:

•                  Paid Time Off and Relocation – The Executive shall be entitled to 5 weeks paid time off per year in accordance with the Company’s paid time off policy.  The Executive shall also be provided with relocation benefits consistent with the Company’s relocation policy, for expenses incurred in connection with the relocation of the Executive and his spouse to the Itasca, Illinois area, including a relocation allowance equal to one months’ salary as well as other expenses of relocation.

•                  Change of Control Agreement – Following the Effective Date, the Executive and the Company shall enter into a change of control agreement (the “Change of Control Agreement”) substantially similar to those available to other senior executives.  A description of the form of Change in Control Agreement can be found in the Company’s Report on Form 8-K dated March 17, 2005 under the heading “Change in Control (Severance) Agreements.”  The form of Change in Control Agreement was filed as exhibit 10.32 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.  If the Executive’s employment is terminated under circumstances entitling him to severance benefits under the Employment Agreement and the Change of Control Agreement, the severance payments due under the Employment Agreement shall be offset by similar payments and benefits provided under the Change of Control Agreement.

•                  Supplemental Pension Benefit – Upon the fifth anniversary of the Effective Date, the Executive (if employed by the Company on such anniversary) shall vest in a supplemental pension benefit (the “Supplemental Pension Benefit”) in an annual amount equal to the product of (A) two percent (2%) of the sum of (1) the average amount of annual base salary earned by the Executive with respect to the five most recently completed years of the Executive’s employment with the Company plus (2) the average amount of the annual cash bonuses earned by the Executive for the Company’s five completed fiscal years immediately preceding the termination of the Executive’s employment and (B) the number of completed full years of Executive’s employment with the Company (provided that Executive shall be deemed to have completed a full calendar year of employment with the Company for 2005).  The amount of the Executive’s Supplemental Pension Benefit shall be offset by any amounts payable to the Executive under any qualified or nonqualified pension plans of the Company and by the amount of the Executive’s benefit from Social Security.

Termination of Employment.  The Company and the Executive shall have the right to terminate employment as set forth below:

•                  Death or Disability – The Executive’s employment shall terminate automatically upon the Executive’s death during the Term.  The Company shall be entitled to terminate the Executive’s employment because of the Executive’s disability, as defined in the Employment Agreement, during the Term.

•                  Termination by the Company – The Company may terminate the Executive’s employment during the Term for “Cause” or without “Cause.”  Cause means the Executive’s (1) willful and continued failure to substantially perform his duties with the Company, or (2) the Executive’s willful engagement in conduct which is materially injurious to the Company, monetarily or otherwise when such conduct is done not in good faith and without reasonable belief that it is in the best interest of the Company.

•                  Good Reason – The Executive may terminate his employment with the Company for “Good Reason” or without “Good Reason” as defined in the Agreement.  “Good Reason” means, without the Executive’s consent, (a) a reduction in the Executive’s title or the assignment to him of any duties inconsistent in any material respect with his position or responsibilities as contemplated by the Employment Agreement, subject to remedy by the Company; (b) any failure by the Company to comply with any of the provisions of the Employment Agreement, subject to remedy by the Company; (c) a reduction in the Executive’s annual base salary, subject to certain exceptions; (d) a reduction in the

Executive’s target annual incentive award, subject to certain exceptions; or (e) a delivery by the Company of a notice of non-renewal of the Employment Agreement.

Obligations of the Company Upon Termination.

•                  Other Than for Cause, Death or Disability, or for Good Reason – If, during the Term, the Company terminates the Executive’s employment for any reason other than Cause, death or Disability, or the Executive terminates his employment for Good Reason, subject to the terms of the Employment Agreement, the Company shall pay to the Executive, not later than 30 days following the date of termination, (i) a lump sum in cash equal to two times the sum of the Executive’s annual base salary immediately prior to the date of termination, plus the greater of (A) the Executive’s annual target bonus for the fiscal year in which the date of termination occurs or (B) the annual target bonus described in the Employment Agreement; and (ii) any portion of the Executive’s annual base salary and previously earned but unpaid bonus through the date of termination that has not yet been paid.  In addition, the Company shall pay or provide to the Executive all compensation and benefits payable to the Executive under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the date of termination.

•                  Upon Death and Disability – If the Executive’s employment is terminated by reason of the Executive’s death or Disability during the Term, the Company shall pay to the Executive, his designated beneficiary or his estate, within 30 days following the date of termination, a lump sum in cash equal to the sum of any portion of the Executive’s annual base salary earned but unpaid through the date of termination and previously earned but unpaid bonus through the date of termination.  In addition, the Company shall pay or provide to the Executive all compensation and benefits payable to the Executive under the terms of the Company's compensation and benefits plans, programs or arrangements as in effect immediately prior to the date of termination.

•                  By the Company For Cause; By the Executive Other Than for Good Reason – If the Executive’s employment is terminated by the Company for Cause or the Executive voluntarily terminates employment other than for Good Reason during the Term, the Executive shall be entitled to a lump sum in cash within 30 days after the date of termination equal to any portion of the Executive’s annual base salary and bonus earned but unpaid through the date of termination.  In addition, the Company shall pay or provide to the Executive all compensation and benefits payable to the Executive under the terms of the Company's compensation and benefits plans, programs or arrangements as in effect immediately prior to the date of termination.

Confidential Information; Solicitation; Disparagement; Competition.  The Agreement contains customary confidentiality, non-solicitation, disparagement and noncompetition provisions.

Nonstatutory Stock Option Award Agreement Between the Company and Sam Duncan Relating to Initial Option.

On April 18, 2005, the Company entered into a Nonstatutory Stock Option Award Agreement with the Executive (the “Initial Option Agreement”) in order to grant the Initial Option.  The Initial Option has an exercise price equal to $32.66 per share.  The Initial Option shall vest and become fully exercisable with respect to one third of the shares of Company common stock subject to the Initial Option on each of the first three anniversaries of the grant date.

In the event that the Executive is involuntarily terminated not for Cause (as defined in the Employment Agreement) or terminates employment as a result of death or Disability or voluntarily for Good Reason (as defined in the Employment Agreement) prior to the third anniversary of the grant date (each, a “Proration Event”), then a pro rata amount of unvested shares of common stock subject to the Initial Option will become exercisable as described in the Initial Option Agreement.  Upon termination for any other reason prior to the third anniversary of the grant date, all unvested options will be forfeited.

The Initial Option must be exercised on or before the earliest of (i) the tenth anniversary of the grant date; (ii) one year after termination of employment as a result of retirement, death, or Disability, provided that the Executive has not, as of the date of the exercise of the Initial Option, commenced employment with any competitor (as defined in the Initial Option Agreement); (iii) one year after termination of employment as a result of any of the Proration Events, provided that the Executive has not, as of the date of the exercise of the Initial Option, commenced employment with any competitor (as defined in the Initial Option Agreement); or (iv) one year after termination of the Executive’s employment for any other reason.  The Initial Option shall be canceled immediately if the Executive is terminated for disciplinary reasons, as defined in the Company’s executive officer severance pay policy.

The Initial Option will become fully vested and exercisable immediately upon a change in control prior to the third anniversary of the grant date if the Initial Option is not continued or replaced following such change in control or if the Executive is terminated in a qualifying termination, as defined in the Change in Control Agreement.

The Initial Option is governed by the provisions of the OMIPP and the Nonstatutory Stock Option Award Agreement included in this filing as Exhibit 10.2 and incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the agreement.

Nonstatutory Stock Option Award Agreement Between the Company and Sam Duncan Relating to the Other Option.

On April 18, 2005, the Company entered into a Nonstatutory Stock Option Award Agreement with the Executive (the “Other Option Agreement”) in order to grant the Other Option.  The Other Option has a per share exercise price equal to $32.66 per share.  The Other Option shall vest with respect to 20% of the Company common stock on each of the first five anniversaries of the grant date.

In the event that the Executive is involuntarily terminated not for Cause (as defined in the Employment Agreement) or terminates employment as a result of death or Disability or voluntarily for Good Reason (as defined in the Employment Agreement) prior to the fifth anniversary of the grant date, then a pro rata amount of unvested shares of common stock subject to the Other Option will become exercisable as described in the Other Option Agreement.  Upon termination for any other reason prior to the fifth anniversary of the grant date, all unvested options will be forfeited.

In all other respects, the terms of the Other Option are the same as the terms of the Initial Option described above.  The Other Option is governed by the provisions of the OMIPP and the Nonstatutory Stock Option Award Agreement included in this filing as Exhibit 10.3 and incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the agreement.

Restricted Stock Unit Award Agreement Between the Company and Sam Duncan Relating to Initial Restricted Stock Units.

On April 18, 2005, the Company entered into a Restricted Stock Unit Award Agreement with the Executive in order to grant the Initial Restricted Stock Units.  One third of the Initial Restricted Stock Units shall vest on each of the first three anniversaries of the grant date.  The payment of the Initial Restricted Stock Units may be deferred in certain circumstances.  If delayed, payment of all Initial Restricted Stock Units may be simultaneous.  Vested Initial Restricted Stock Units will be paid in shares of OfficeMax Common Stock.

In the event that the Executive is involuntarily terminated not for Cause (as defined in the Employment Agreement) or terminates employment as a result of death or Disability or voluntarily for Good Reason (as defined in the Employment Agreement) prior to the third anniversary of the grant date, then a pro rata amount of unvested Initial Restricted Stock Units shall vest as described in the Award Agreement.  Upon termination for any other reason prior to the third anniversary of the grant date, all unvested Initial Restricted Stock Units will be forfeited.

The Initial Restricted Stock Units will become fully vested immediately upon a change in control (as defined in the OMIPP) prior to the third anniversary of the grant date if the award is not continued or replaced following the change in control or if the Executive is terminated in a qualifying termination, as defined in the Change in Control Agreement.

The Initial Restricted Stock Units may not be sold, assigned, pledged or otherwise encumbered prior to vesting.  The Executive will not receive dividends or be entitled to vote with respect to the Initial Restricted Stock Units.

The Initial Restricted Stock Units are subject to the provisions of the OMIPP and the Restricted Stock Unit Award Agreement included in this filing as Exhibit 10.4 and incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the agreement.

Restricted Stock Unit Award Agreement Between the Company and Sam Duncan Relating to Other Restricted Stock Units.

On April 18, 2005, the Company entered into a Restricted Stock Unit Award Agreement with the Executive in order to grant the Other Restricted Stock Units.  20% of the Other Restricted Stock Units shall vest on each of the first five anniversaries of the grant date.  In the event that the Executive is involuntarily terminated not for Cause (as defined in the Employment Agreement) or terminates employment as a result of death or Disability or voluntarily for Good Reason (as defined in the Employment Agreement) prior to the fifth anniversary of the grant date, then a pro rata amount of unvested Other Restricted Stock Units will become exercisable as described in the Award Agreement.  Upon termination for any other reason prior to the fifth anniversary of the grant date, all unvested Other Restricted Stock Units will be forfeited.

In all other respects, the terms of the Other Restricted Stock Units are the same as the terms of the Initial Restricted Stock Units described above.  The Other Restricted Stock Units are subject to the provisions of the OMIPP and the Restricted Stock Unit Award Agreement included in this filing as Exhibit 10.5 and incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the agreement.

Change in Control Agreement Between the Company and Sam Duncan

On April 18, 2005, the Company entered into a Change in Control Agreement with the Executive that is substantially similar to change in control agreements available to the Company’s other senior executives.  The form of those agreements was filed as Exhibit 10.32 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and described in the Company’s Report on Form 8-K dated March 17, 2005, under the heading “Change in Control (Severance) Agreements.”

Annual Incentive Award Agreement Between the Company and Sam Duncan

On April 18, 2005, the Company entered into an Annual Incentive Award Agreement with the Executive (the “Award Agreement”).  Under the Award Agreement, the Executive will be eligible to receive a specified percentage of his base salary in cash if targets and performance measures set by the Compensation Committee of the Board are achieved.  The Executive’s target award percentage is 100% of his base salary in effect at the end of 2005.  The Executive’s annual target cash incentive shall equal at least 100% of his annual base salary in effect at the beginning of the applicable fiscal year, with a maximum potential award equal to 225% of his annual base salary.  Notwithstanding the performance goals, the Executive’s Award Agreement provides that he will receive a minimum award of 100% of his base salary.  The performance measures applicable to the Company’s 2005 Annual Incentive Plan are: sales growth, return on sales and EBIT dollars.  No award will be earned or paid under the Award Agreement unless the Company has net income for 2005.  Subject to certain exceptions, the Executive must be employed by the Company on the last day of 2005 to be eligible to receive an award.  The Compensation Committee reserves the right to reduce the award, whether or not the performance goals have been met, but not below the minimum award described above.  The Award Agreement is included in this filing as Exhibit 10.6 and is incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the agreement.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective with the election of Sam Duncan as Chief Executive Officer and President of the Company as of April 18, 2005, George J. Harad has resigned his position as Chief Executive Officer of the Company.  Mr. Harad is expected to continue to serve as executive chairman of the Company’s Board until the termination of his employment agreement in June 2005.

Prior to his election as Chief Executive Officer and President of the Company, Mr. Duncan was President and Chief Executive Officer of ShopKo Stores, Inc., a multi-department retailer, from October 2002 to April 2005.  From 1992 to 2002, Mr. Duncan held various merchandising and executive positions with Fred Meyer, Inc. (a division of The Kroger Co., a grocery retailer, since 1999), including: President of Fred Meyer from 2001 to October 2002 and President of Ralph’s Supermarkets from 1998 to 2001.  Mr. Duncan began his retail career in the supermarket industry in 1969 with Albertson’s, Inc., where he held various merchandising positions until 1992.  Mr. Duncan is 53.

The Company has entered into an employment agreement with Mr. Duncan, which is described in Item 1.01 of this Report.

Further information about Mr. Duncan and his election is included in the Company’s news release issued on April 14, 2005, which is attached as Exhibit 99.1 to this Report.

The Company’s 2005 Annual Meeting of Shareholders is scheduled to be held on May 9, 2005, at 2:00 p.m. Central Daylight Time at the Wyndham Northwest Chicago Hotel, 400 Park Boulevard, Itasca, Illinois.  The Company and certain other persons may be deemed participants in the solicitation of proxies from shareholders in connection with the Company’s 2005 Annual Meeting of Shareholders. Information concerning such participants is available in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 1, 2005. Shareholders are advised to read the Company’s Proxy Statement and supplements thereto and other relevant documents when they become available, because they will contain important information. Shareholders may obtain, free of charge, copies of the Company’s Proxy Statement and any other documents filed by the Company with the SEC in connection with the 2005 Annual Meeting of Shareholders at the SEC’s website at http://www.sec.gov/ or by contacting D.F. King & Company toll-free at (800) 347-4750.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit 10.1                                    Employment Agreement between the Company and Sam Duncan

Exhibit 10.2                                    Nonstatutory Stock Option Award Agreement between the Company and Sam Duncan

Exhibit 10.3                                    Nonstatutory Stock Option Award Agreement between the Company and Sam Duncan

Exhibit 10.4                                    Restricted Stock Unit Award Agreement between the Company and Sam Duncan

Exhibit 10.5                                    Restricted Stock Unit Award Agreement between the Company and Sam Duncan

Exhibit 10.6                                    Annual Incentive Award Agreement between the Company and Sam Duncan

Exhibit 99.1                                    OfficeMax Incorporated News Release dated April 14, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:             April 20, 2005

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description

Exhibit 10.1	Employment Agreement between the Company and Sam Duncan

Exhibit 10.2	Nonstatutory Stock Option Award Agreement between the Company and Sam Duncan

Exhibit 10.3	Nonstatutory Stock Option Award Agreement between the Company and Sam Duncan

Exhibit 10.4	Restricted Stock Unit Award Agreement between the Company and Sam Duncan

Exhibit 10.5	Restricted Stock Unit Award Agreement between the Company and Sam Duncan

Exhibit 10.6	Annual Incentive Award Agreement between the Company and Sam Duncan

Exhibit 99.1	OfficeMax Incorporated News Release dated April 14, 2005